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               NEW ENGLAND ELECTRIC SYSTEM AND SUBSIDIARIES
                        Consolidated Balance Sheet
                           At September 30, 1997
     (expressed in millions, rounded to hundred thousands of dollars)
                    (Unaudited, subject to adjustment)
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                                  ASSETS
                                  ------
Utility plant, at original cost                               $5,821.6
  Less accumulated provisions for depreciation and amortization   1,956.5
                                                                 --------
                                                                  3,865.1
Construction work in progress                                        51.0
                                                                 --------
      Net utility plant                                           3,916.1
                                                                 --------
Oil and gas properties, at full cost                              1,296.3
  Less accumulated provision for amortization                     1,129.9
                                                                 --------
      Net oil and gas properties                                    166.4
                                                                 --------
Investments:
  Nuclear power companies, at equity                                 50.3
  Other subsidiaries, at equity                                      43.9
  Other investments                                                 109.2
                                                                 --------
      Total investments                                             203.4
                                                                 --------
Current assets:
  Cash                                                                6.5
  Accounts receivable, less reserves of $20,395,000                 219.4
  Unbilled revenues                                                  61.8
  Fuel, materials, and supplies, at average cost                     73.0
  Prepaid and other current assets                                   71.4
                                                                 --------
      Total current assets                                          432.1
                                                                 --------
Deferred charges and other assets                                   572.1
                                                                 --------
                                                                 $5,290.1
                                                                 ========
                      CAPITALIZATION AND LIABILITIES
                      ------------------------------
Capitalization:
  Common share equity:
      Common shares, par value $1 per share:
        Authorized - 150,000,000 shares
        Outstanding - 64,969,652 shares                          $   65.0
  Paid-in capital                                                   736.8
  Retained earnings                                                 934.3
  Treasury stock - 149,238 shares                                    (8.7)
  Unrealized gain on securities, net                                  3.8
                                                                 --------
        Total common share equity                                 1,731.2

  Minority interests in consolidated subsidiaries                    46.2
  Cumulative preferred stock of subsidiaries                        126.2
  Long-term debt                                                  1,481.9
                                                                 --------
        Total capitalization                                      3,385.5
                                                                 --------
Current liabilities:
  Long-term debt due within one year                                 82.9
  Short-term debt                                                   139.7
  Accounts payable                                                  133.0
  Accrued taxes                                                      25.1
  Accrued interest                                                   21.5
  Dividends payable                                                  37.0
  Other current liabilities                                         135.3
                                                                 --------
        Total current liabilities                                   574.5
                                                                 --------
Deferred federal and state income taxes                             723.6
Unamortized investment tax credits                                   90.1
Other reserves and deferred credits                                 516.4
                                                                 --------
                                                                 $5,290.1
                                                                 ========
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